EXHIBIT 6.5

                                  AGREEMENT

                                    METROCOM
              AGREEMENT FOR PROVISION OF TELECOMMUNICATION SERVICES

                               of June 09, 1999

Closed joint stock company METROCOM (hereafter referred to as "METROCOM") in the person of R. U. Khalikov, General Director, acting in the strength of the Charter and VI Internet Telecommunications Inc. (hereafter referred to as "Customer") in the person of Derek J. Labell, CEO, acting in the strength of Charter, have made this Agreement to the following

1. SUBJECT OF AGREEMENT
METROCOM will provide telecommunication services (hereafter referred to as "the Service") to Customer in accordance with the terms and conditions below. The Service type, specifications and performance standards are defined in Exhibit B to this Agreement.

2. TERM OF AGREEMENT
The Term of the Agreement shall commence on the date of its signing by the Parties and shall continue thereafter to the expiration of the Service Term as defined in paragraph 3.3 and in Supplementary Agreements.

3. SERVICE
3.1.   Service Description:



------- ----------------------------------------------- ----------- ------------- -------------------------
  N                                                      Service     Interface       Installation time
                           Service                      ----------
                                                           Type
------- ----------------------------------------------- ----------- ------------- -------------------------
------- ----------------------------------------------- ----------- ------------- -------------------------
  1     International transmission circuit "Russia,         E1         G.703              4 weeks


        Moscow, Metrocom POP - Canada, Montreal,
        Quebec, Teleglobe Canada POP" (full circuit)
        Circuit Identifier:
        Moscow/MTC - Montreal/Teleglobe NP1

Installation  date above is subject to the condition  that not later than twenty
(20) days before the commencement of the Service Term the Customer will pay one-time non-recurring fee and one month monthly recurring fee according to articles 4.1, 4.2 of Agreement to METROCOM.
3.2. Service Term
The Initial Term for the Service is one (1) year from the date of execution of the Work Acceptance Certificate by the Parties. Not later than () days before expiration of the Initial Term, Customer may request a renewal term under the same terms and conditions. If METROCOM does not receive the appropriate notification from Customer, the Agreement shall be deemed terminated for particular Service and METROCOM will have the right to disconnect Customer from METROCOM network.
3.3. Service Expansion and Renewal
Additional services requested by Customer shall be executed as Exhibits that shall be an integral part of this Agreement when signed by the Parties.

4.  PAYMENTS
4.1 Installation Charge
The Customer agrees to pay METROCOM a one-time non-recurring fee equivalent to USD 7,500 (Seven thousand five hundred US Dollars) plus VAT (20%). Customer will be billed for the Installation Charge with the commencement of the Term of the Agreement 4.2 Monthly Recurring Charge for E1(2,048 Mbps) Service
 The Customer agrees to pay METROCOM for use of the Service the monthly recurring fee in amount equivalent to USD 35,800 (Thirty five thousand eight hundred US dollars)plus VAT (20%). Customer will be billed for recurring charge on month in advance basis during the entire Service Term.
4.3. Terms of Payment
All amounts due under the present Agreement are payable in US dollars. All amounts indicated above and any other payments including VAT and other taxes and fees imposed according to the legislation in force under this Agreement and any Additional Agreements to it are due and payable by Customer within 15 days from the date of invoice receiving from METROCOM. Late payments will be subject to a late payment charge computed by 0.05% for each day after the due date until the date of payment. If Customer has not paid the Monthly Recurring Charge within 60 days METROCOM can switch off the services. Reconnection will be performed after Customer's full payment of due amount. The structure of payments is provided in Exhibit D to this Agreement.

5. METROCOM RESPONSIBILITIES
5.1 METROCOM will provide Customer with the Services described in Section 3 and will maintain their performance within the limits detailed in Exhibit B ("Service Description and Performance Standards"). 5.2. METROCOM will use reasonable efforts to repair and maintain the Service as a result of any failure, interruption or impairment which requires immediate remediation. METROCOM will provide trouble clearance notification to Customer assigned technical representatives upon resolution.
5.3. Customer may request changes or modifications to the Service by delivering to METROCOM a notice detailing the maintenance requirements and a preferred time for completing such work. METROCOM will perform changes or modifications with prior notification to Customer of the price and date of such maintenance. Service modification does not involve change in the Service type.
5.4. METROCOM will from time to time schedule and perform without interruption to the Service required maintenance tests, repairs, and adjustments which are necessary to maintain the Service performance. When interruption is necessary, METROCOM will provide Customer at least forty-eight (48) hours advance notice of such work.
5.5. Customer shall be entitled to credit for any period of thirty (30) minutes and more when the Service remains unavailable according to definitions of Exhibit B unless the interruption is caused by the acts of Customer or is expressly permitted by this Agreement. The credit shall be equal to the amount charged to Customer for delivering the Service during the interruption period calculated by 30 minute increments. No credit shall be allowed for interruptions less than 30 minutes long or for any time required to make tests or adjustments of the equipment.
Note: If Customer fails by any reason to provide access for METROCOM staff to the equipment for trouble examination and resolution at any time including night time, weekends and holidays, the interruption credit is calculated as from the moment of actual METROCOM access to the equipment.

6. CUSTOMER RESPONSIBILITIES
6.1. Customer agrees to send signed Work Acceptance Certificate or motivated Work Acceptance rejection within ten (10) days from the date of receiving of Work Acceptance Certificate from METROCOM. If Customer within defined period would not sign Work Acceptance Certificate and would not present motivated rejection METROCOM has the right to draw up unilateral Work Acceptance Certificate, which would be the reason for payments by this Service Agreement.
6.2. Customer will bear all expenses for connecting additional equipment required for matching the provided channels with the equipment used by Customer.
6.3. Customer may use the Service for any purpose permitted by the Russian Laws, for which it is intended, provided that Customer will not use the Service so as to interfere with or impair service over any of the facilities and associated equipment comprising the METROCOM network and associated equipment, or to impair the privacy of any communications over the METROCOM network facilities and associated equipment. 6.4. Customer shall not perform any maintenance and repair to METROCOM equipment or facilities, and Customer shall prohibit the access of unauthorized persons to the Service and equipment. Customer shall immediately report any failure, interruption or impairment of the Service to the METROCOM's ITMC at +7 812 118-3288.


7. OWNERSHIP
Customer agrees that all rights, title and interest in the transmission equipment and associated materials provided by METROCOM hereunder shall at all times remain exclusively with METROCOM. Customer shall not create or permit to be created any violation of property rights for METROCOM's equipment. Upon termination of Service, METROCOM shall have the right, but not the obligation, to remove all METROCOM facilities from any applicable premises

8.  CANCELLATION OF AGREEMENT
8.1. Customer may cancel this Agreement before commencement of the Service Term by reimbursing to METROCOM within thirty (30) days for all expenses incurred with installation of the Service. 8.2. Customer may cancel this Agreement after commencement of the Service Term provided the Customer has paid all charges to date, by delivering to METROCOM a cancellation payment equal to 25% of aggregate monthly payments for the remaining part of the Term of the particular Service
8.3. Either party may cancel the Agreement in the event of default. The following events will be events of default under this Agreement: (a) failure by Customer to pay any sum payable under this Agreement in the agreed amount within sixty (60) calendar days from the due day of payment as stipulated in Paragraph
4.3 of this Agreement; (b), failure by either party to perform any non-monetary obligation under this Service Agreement within thirty (30) days after notice from the other party specifying the failure or within such additional period agreed by both Parties as reasonably necessary to cure such failure if the failure cannot be cured within thirty (30) days. Upon occurrence of an event of default, the non-defaulting party may terminate the Agreement. Upon termination, all of Customer's rights to the Service shall immediately cease.

9. WARRANTY AND LIABILITY
The Interruption Credit described above in paragraph 5.5 shall be METROCOM's sole obligation and Customer's sole remedy for any loss or damage sustained as a result of any interruption or failure of the Service, any facilities used in providing the Service, or for any error, omission or delay for any reason. METROCOM makes no warranty of merchantability or fitness for a particular purpose with respect to the service or any equipment provided under this Agreement. In no event shall METROCOM be liable to Customer or any third party for any indirect, special or consequential damages including, without limitation, those based on loss of revenues, profits, or business opportunities, whether or not METROCOM had or should have had any knowledge, actual or constructive, that any such damages might be incurred.

10. ASSIGNMENT
Neither party may assign this Agreement to a third party without the express written consent of the other party, except (a) to any subsidiary, parent company or affiliate or (b) pursuant to any sale of all the business related to this Service Agreement.

11. CONFIDENTIALITY
If either party provides confidential information to the other in writing and identified as such, the receiving party shall protect the confidential information from disclosure to third parties with the same degree of care accorded its own confidential and proprietary information, except that neither party shall be required to hold confidential information which becomes publicly available other than through the recipient or which is required to be disclosed by a state or judicial order or which is independently developed by the disclosing party. Confidentiality obligations shall survive for a period of one
(1) year following expiration or termination of this Agreement. If the parties have entered into a Confidentiality Agreement, its terms and obligations shall be in addition to the terms and obligations of this Paragraph.
12.      NOTICES
All notices shall be in writing and addressed as provided in Paragraph 17 of this Agreement. Notices forwarded by delivery service (courier service or by registered mail) shall be deemed given five (5) days after documented delivery to the appropriate service, or if by facsimile, on the date indicated on the receiving party's transmitted copy. The notice delivered by messenger shall be deemed given on the date inscribed on its copy by the receiving party staff

Note: Repeated notices if requested by either party shall be forwarded under cash on delivery terms.

13. SETTLEMENT OF DISPUTES
If the Parties are unable to independently resolve any dispute pursuant to this Service Agreement, the dispute shall be settled by the Arbitration Court of the Chamber of Commerce of the Russian Federation.

14. FORCE MAJEUR
 The parties will not be held responsible for partial or complete failure to execute provisions of this Service Agreement if such failure is caused by acts of fire, flood, earthquake, war, ban of export or import, higher than acceptable level of radiation or any other cause considered by International Arbitration as Force Majeur as long as this acts were immediately affecting execution of the Agreement. The fulfillment of obligations under this Agreement by the Parties shall be extended correspondingly for a period during which such circumstances last. Shall Force Majeur circumstances or its consequences continue for 4 (four) months the Parties agree to meet to discuss appropriate measures. However, if during the following 2 (two) months the Parties will not resolve the related issues each party has the right to refuse from further execution of the obligations under this Agreement and neither of the Parties will have the right for reimbursement of any possible damages by the other Party.

15.      PUBLICITY
Neither Party shall use the other Party name in publicity or press releases without prior consent.

16. GENERAL PROVISIONS
These terms and conditions constitute the entire agreement between the Parties and supersede any other verbal or written understandings regarding the Service described in this Agreement. It is expressly understood that commercial representatives of METROCOM, have no authority to bind METROCOM or to alter the terms and conditions of this Agreement. Failure of either party to insist on strict performance of any of these terms and conditions shall not be deemed a waiver thereof. If any provisions of this Agreement are held to be unenforceable, the remaining provisions of this Agreement shall remain in effect. This Agreement shall be governed by the laws of Russian Federation.

17. LEGAL ADDRESSES OF THE PARTIES
CUSTOMER: VI Internet Telecommunications Inc.
Address: 1155 University, Suite 602, Montreal, Quebec, Canada  H3B 3A7
Tel.  (514) 876-9222     Fax:  (514) 876-1001
Banking
Bank of Montreal
Address: 119 St.Jacques Street West, Montreal, Quebec, Canada  H2Y 1L6
Account #  4623785             Swift

METROCOM:
Legal Address: 198013, SPb, Moskovsky pr.,28
Address: 191025, Russia, Saint-Petersburg, Nevsky pr., 80
Phone: (812) 118-3131 Fax: (812) 118-3112
Banking
Bank of New York Account #890 -0060-166
SWIFT: ICSPRU2P Industry Construction Bank,
Construction Branch Account # 40702840572005000270
7809001184

----------------------------------------------------------
List of Exhibits:
?. List of Customer Assigned Contacts (1 page)
B. Performance Standards (1 page)
C. Approved Contractual Price Protocol ( page)


VI Internet Telecommunications Inc.   METROCOM

Name     Derek J. Labell                    Name  Ravil Khalikov
Title    CEO                                Title General Director
acting in the strength of the Charter       Acting in the strength of Chapter
Signature                                   Signature
Date                                        Date

                                    Exhibit A
                                  to Agreement
                                of June 09, 1999


                       LIST OF CUSTOMER ASSIGNED CONTACTS
                         FOR IMPLEMENTATION OF AGREEMENT





------------------------------------------ ---------------------------------- ----------------------------------
                  Name                                 Position                           Phone/Fax
------------------------------------------ ---------------------------------- ----------------------------------
------------------------------------------ ---------------------------------- ----------------------------------
Administrative Representative:
------------------------------------------ ---------------------------------- ----------------------------------
------------------------------------------ ---------------------------------- ----------------------------------
Derek Labell                                    Chief Executive Officer       Office: 514-876-9222
                                                                              Cell:    514-947-5700
                                                                              Fax:  514-876-1001
                                                                              Email: djlabell@supernet .ca
------------------------------------------ ---------------------------------- ----------------------------------
------------------------------------------ ---------------------------------- ----------------------------------
Technical Representative:
------------------------------------------ ---------------------------------- ----------------------------------
------------------------------------------ ---------------------------------- ----------------------------------
Gilles Lochet                               Director of Operations-Montreal   Office:  514-878-1555
                                                                              Pager:  514-997-8978
                                                                                            888-275-0792
                                                                                            514-997-8979
                                                                              Fax:     514-878-1295
                                                                              gilles.lochet@bpe.net
------------------------------------------ ---------------------------------- ----------------------------------
------------------------------------------ ---------------------------------- ----------------------------------

                       LIST OF METROCOM ASSIGNED CONTACTS
                         FOR IMPLEMENTATION OF AGREEMENT

------------------------------------------- ------------------------------ -------------------------------------
                   Name                               Position                          Phone/Fax
------------------------------------------- ------------------------------ -------------------------------------
------------------------------------------- ------------------------------ -------------------------------------
Administrative Representative:
------------------------------------------- ------------------------------ -------------------------------------
------------------------------------------- ------------------------------ -------------------------------------
Paul Tereshchenko                           Deputy M&D Director            Phone +7 812 118-3140
                                                                           Fax +7 812 118-3123
                                                                           e-mail: teresch@metrocom.ru
------------------------------------------- ------------------------------ -------------------------------------
------------------------------------------- ------------------------------ -------------------------------------
Technical Representative:
------------------------------------------- ------------------------------ -------------------------------------
------------------------------------------- ------------------------------ -------------------------------------
                                            Tech on Duty (24 hours)        Phone +7 812 118-3288
                                                                           Fax +7 812 118-3222
                                                                           e-mail: operator@metrocom.ru
------------------------------------------- ------------------------------ -------------------------------------


VI Internet Telecommunications Inc.         METROCOM

Name       Derek J. Labell                  Name             Ravil Khalikov
Title      CEO                              Title            General Director
Signature                                   Signature
Date                                        Date

                                    Exhibit B
                                  to Agreement
                                of June 09, 1999

                  SERVICE DESCRIPTION AND Performance Standards


1.       256 kbps Service
256 kbps service is a digital line, which may be used for simultaneous two-way transmission of voice, data, or other digitally encoded information signals. 256 kbps service provided by METROCOM is designed to provide an average performance of at 99.95% error free seconds of transmission over a continuous twenty-four
(24) period. Error probability of a single symbol in the channel provided by METROCOM does not exceed 1x10-10

2.       E1 Service
E1 Service is a digital line, which may be used for simultaneous two-way transmission of voice, data, or other digitally encoded information signals. E1 (2,048 Mbps transmission rate) service provided by METROCOM is designed to provide an average performance of at 99.95% error free seconds of transmission over a continuous twenty-four (24) period. Error probability of a single symbol in the channel provided by METROCOM does not exceed 1x10-10


3.       Error Free Second
An error free second is defined as any one-second time period in which there are no bit errors during the transmission of data.

4.       Service Availability
Criteria of availability or unavailability of the provided channel comply with Rec.G.821 ITU


VI Internet Telecommunications Inc.                METROCOM

Name. Derek J. Labell______                         Name.  Ravil U. Khalikov
Title: CEO                                          Title:    General Director
Signature:_____________________________________     Signature:__________________
Date:__________________________________________     Date:_______________________

                                    Exhibit C
                                  to Agreement
                                of June 09, 1999

                       CONTRACTUAL PRICE APPROVAL PROTOCOL

All equivalent amounts stipulated in this Protocol are payable in US dollars

I. Charges

                              Installation Charge:

--------------------------------------------------------------------------------
                                           Equivalent charge
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                 $7,500
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Total installation charge: $ 7,500 (Seven thousand five hundred US Dollars)
plus VAT (20%)
--------------------------------------------------------------------------------

                            Monthly Recurring Charge:

--------------------------------------------------------------------------------
                                   Equivalent charge for the Service
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                $ 35,800
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Total monthly charge: $ 35,800 (Thirty five thousand eight hundred US Dollars) plus VAT (20%)
--------------------------------------------------------------------------------

II. Payee:   Joint Stock Company METROCOM
    ------

VI Internet Telecommunications Inc.          METROCOM

Name_____  Derek J.Labell                    Name_____      Ravil Khalikov
Title      CEO                               Title____      General Director
Acting in the strength of the Charter        acting in the strength of  Charter
Signature                                    Signature
Date                                         Date